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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GLADSTONE CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 18, 2010

To the Stockholders of Gladstone Capital Corporation:

        Notice Is Hereby Given that the Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation, will be held on Thursday, February 18, 2010 at 11:00 a.m. local time at the Hilton McLean Tyson's Corner at 7920 Jones Branch Drive, McLean, Virginia 22102 for the following purposes:

  (1)
  To elect three directors to hold office until the 2013 Annual Meeting of Stockholders.

  (2)
  To approve a proposal to authorize us to issue and sell shares of our common stock at a price below our then current net asset value per share.

  (3)
  To ratify the Audit Committee of our Board of Directors' selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2010.

  (4)
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on Monday, December 7, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to
be held on Thursday, February 18, 2010 at 11:00 a.m. Eastern Standard Time at the
Hilton McLean Tyson's Corner at 7920 Jones Branch Drive, McLean, Virginia 22102:
The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors
Terry L. Brubaker Secretary

McLean, Virginia
December 18, 2009

        ALL OF OUR STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET, OR VOTE BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS. SUBMITTING YOUR PROXY OR VOTING INSTRUCTIONS PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION, BUT IT WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BANK, BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING).

GLADSTONE CAPITAL CORPORATION
1521 Westbranch Drive, Suite 200, McLean, Virginia 22102

 PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On February 18, 2010

 QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the board of directors (the "Board of Directors" or the "Board") of Gladstone Capital Corporation ("we," "us," or the "Company") is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders (sometimes referred to herein as "the meeting" or "the annual meeting"), including adjournments or postponements thereof, if any. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

        We intend to mail these materials on or about December 18, 2009 to all stockholders of record entitled to vote at the annual meeting.

How can I attend the annual meeting?

        The meeting will be held on Thursday, February 18, 2010, at 11:00 a.m. Eastern Standard Time ("Eastern Time") at the Hilton McLean Tyson's Corner at 7920 Jones Branch Drive, McLean, Virginia 22102. Directions to the annual meeting may be found at www.gladstonecapital.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on December 7, 2009 (the "Record Date"), will be entitled to vote at the annual meeting. On the Record Date, there were 21,087,574 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on December 7, 2009, your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or through the internet, as instructed below, to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on December 7, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election of three directors to serve until the 2013 Annual Meeting of Stockholders;

  •
  Approval of a proposal to authorize us to issue and sell shares of our common stock at a price below our then current net asset value per share; and

  •
  Approval of a proposal to ratify the selection, by the Audit Committee of our Board (the "Audit Committee"), of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for our fiscal year ending September 30, 2010.

        We will hold a conference call to discuss the matters scheduled for a vote at this year's annual meeting on January 20, 2010, at 9:00 a.m. Eastern Time. Stockholders will have an opportunity to ask questions regarding the proposals during the conference call. You may call (877) 407-8031 (international callers must dial (201) 689-8031) to enter the conference, and an operator will monitor the call and set a queue for the questions. The conference call replay will be available two hours after the call and will be available through the date of the annual meeting, Thursday, February 18, 2010. To hear the replay, please dial (877) 660-6853 and use access code 286 and ID code 336729. The call will also be available via webcast at www.investorcalendar.com. The webcast replay will also be available through the date of the annual meeting. In the event of any changes in the scheduled date and time of the call, we will issue a press release, which will be available on our website at www.gladstonecapital.com.

How do I vote?

        For each nominee to the Board of Directors and for Proposals 2 and 3, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, or vote by proxy over the telephone or the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person, even if you have already voted by proxy.

  •
  To vote in person, we will give you a ballot when you arrive at the annual meeting.

  •
  To vote using the enclosed proxy card, simply complete, sign, date, and return it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 PM Eastern Time on February 17, 2010, the day prior to the annual meeting.

  •
  To vote over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 PM Eastern Time on February 17, 2010, the day prior to the annual meeting.

  •
  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To be counted, we must receive your vote by 11:59 PM Eastern Time on February 17, 2010, the day prior to the annual meeting.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by proxy over the telephone or the internet, as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of December 7, 2009.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card, or otherwise vote by proxy without making any voting selections, your shares will be voted "For" the election of all three nominees for director and "For" Proposals 2 and 3. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        Gladstone Capital Corporation will bear the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Gladstone Management Corporation, our investment adviser (the "Adviser") or Gladstone Administration, LLC, its wholly owned subsidiary (the "Administrator"). No additional compensation will be paid to directors, officers or other regular employees for such services. We have engaged Georgeson Inc. ("Georgeson") to solicit proxies for the annual meeting. Georgeson will be paid a fee of approximately $5,500, plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of ADP, brokers, banks and institutional holders, and delivery of executed proxies. The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that we will indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson's gross negligence or intentional misconduct.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date specified thereon.

  •
  You may vote by proxy over the Internet on a later date.

  •
  You may vote by proxy over the telephone on a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Gladstone Capital Corporation's Secretary at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102.

  •
  You may attend the annual meeting and vote in person. However, simply attending the meeting without voting at the meeting will not revoke your proxy.

        Unless you attend the meeting and cast your vote while in attendance, the most current proxy card or telephone or internet proxy vote we receive from you will be your vote that we count at the annual meeting. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in the proxy materials for the 2011 Annual Meeting of Stockholders, you must submit your proposal in writing, and such proposal must be delivered to our Secretary (at the address set forth on the cover of this proxy statement) not later than the close of business on August 14, 2010.

        If you wish to submit a proposal that you do not wish to be included in the proxy materials for the 2011 Annual Meeting of Stockholders, you must submit your proposal in writing, and such proposal must be delivered to our Secretary not later than the close of business on December 21, 2010, nor earlier than the close of business on November 21, 2010.

        You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by representatives of our tabulator for the annual meeting, Broadridge Financial Solutions, Inc., who will separately count "For" and "Against" votes, in addition to abstentions and broker non-votes. The effects of abstentions and broker non-votes on each proposal are described below under the question "How many votes are needed to approve each proposal?" We expect that our chief financial officer, Gresford Gray, will be appointed as the inspector of election.

What are "broker non-votes?"

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders, such as mergers or stockholder proposals. Under recent NYSE rule changes, the election of directors is also deemed a "non-routine" matter.

How many votes are needed to approve each proposal?

Vote Required

        Proposal 1—Election of Directors.    The affirmative vote of a majority of the votes cast at the annual meeting is required to elect each nominee as a director. Stockholders may not cumulate their votes. If you vote abstain with respect to a nominee, your shares will not be voted with respect to such nominee. Broker non-votes and abstentions will not be counted as votes cast for this proposal.

        Proposal 2—Approval of a proposal to authorize us to issue and sell shares of our common stock at a price below our then current net asset value per share.    The affirmative vote of each of the following is required to approve this proposal: (1) a majority of our outstanding voting securities; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. For purposes of this proposal, the Investment Company Act of 1940 (the "1940 Act") defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention and broker non-vote will have the effect of a vote against this proposal.

        Proposal 3—Ratification of our independent registered public accounting firm.    The affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the Audit Committee's selection of PwC as our independent registered public accounting firm for the fiscal year ending September 30, 2010. Abstentions will not be counted as votes cast for this proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of our outstanding shares of common stock are represented by stockholders present at the meeting or by proxy. On the Record Date, there were 21,087,574 shares outstanding and entitled to vote. Thus, 10,543,788 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the meeting in person. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010.

What proxy materials are available on the internet?

        The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes. Each class consists of, as nearly as possible, one-third of the total number of directors and each class has a three-year term. Vacancies on the Board which occur between annual meetings may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including any vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        Our Board of Directors presently has ten members. There are three directors in the class whose term of office expires in 2010. Each of the nominees listed below is currently a director of ours who was previously elected by the stockholders. If elected at the annual meeting, each nominee would serve until the 2013 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until his death, resignation or removal. It is our policy to encourage directors and director nominees to attend the annual meeting. Two of our directors attended the 2009 Annual Meeting of Stockholders.

        Directors are elected by a majority of the votes cast at the annual meeting. Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote shares represented by your executed proxy "For" the election of each of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

        Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the annual meeting, and each executive officer who is not a director.

Nominees for a Three-Year Term Expiring at the 2013 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Paul Adelgren (66)	Director	Term expires at	Pastor of Missionary	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2010 Annual Meeting. Director since 2003.	Alliance Church since 1997.	Commercial Corporation; Gladstone Investment Corporation
John H. Outland (64)	Director	Term expires at	Private investor since 2006.	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2010 Annual Meeting. Director since 2003.	Vice President of Genworth Financial, Inc. from 2004 to 2006. Managing Director of 1789 Capital Advisers, a financial consulting company, from 2002 to 2004.	Commercial Corporation; Gladstone Investment Corporation
Interested Director
David Gladstone (67)*	Chairman of the	Term expires at	Founder, Chief Executive	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Board and Chief Executive Officer	2010 Annual Meeting. Director since 2001.	Officer and Chairman of the Board since our inception in 2001, of Gladstone Investment Corporation since its inception in 2005, and of Gladstone Commercial Corporation since its inception in 2003. Founder, Chief Executive Officer and Chairman of the Board of our Adviser.	Commercial Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2011 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Michela A. English (59)	Director	Term expires at	Director, President and	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2011 Annual Meeting. Director since 2002.	Chief Executive Officer of Fight for Children, a non-profit charitable organization focused on providing high-quality education and health care services to underserved youth in Washington, DC. Director of the D.C. Public Education Fund, a non-profit charitable organization. President of Discovery Consumer Products, the retail, publishing and licensing arm of Discovery Communications, Inc., a leading global real-world media and entertainment company, from 1996 to 2004.	Commercial Corporation; Gladstone Investment Corporation
Anthony W. Parker (64)	Director	Term expires at	Founder and Chairman of	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2011 Annual Meeting. Director since 2001.	the Board of Parker Tide Corp. (formerly known as Snell Professional Corp.) since 1997.	Commercial Corporation; Gladstone Investment Corporation

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Interested Director
George Stelljes III (48)*	Director,	Term expires at	President and Chief	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	President and Chief Investment Officer	2011 Annual Meeting. Director since 2003.	Investment Officer of the Company since 2004. Vice Chairman of Gladstone Investment Corporation since 2008, President of Gladstone Investment Corporation from 2005 to 2008, and Chief Investment Officer of Gladstone Investment Corporation since its inception in 2005. President of Gladstone Commercial Corporation since July 2007, and Executive Vice President of Gladstone Commercial Corporation from inception through July 2007. Chief Investment Officer of Gladstone Commercial Corporation since inception in 2003. President, Chief Investment Officer and a director of our Adviser. Director of Intrepid Capital Management, Inc. since 2003, and general partner and investment committee member of Patriot Capital since 2002.	Commercial Corporation; Gladstone Investment Corporation

Directors Continuing in Office Until the 2012 Annual Meeting

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years	Other Directorships Held by Director
Disinterested Directors
Maurice W. Coulon (67)	Director	Term expires at	Private investor in	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2012 Annual Meeting. Director since 2003.	real estate since 2000.	Commercial Corporation; Gladstone Investment Corporation
Gerard Mead (65)	Director	Term expires at	Chairman and founder	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2012 Annual Meeting. Director since 2005.	of Gerard Mead Capital Management since 2003. Held various positions with Bethlehem Steel Corporation, including Director of Investment Research, Pension Trust Chairman and Fund Manager, from 1966 to 2003.	Commercial Corporation; Gladstone Investment Corporation
Interested Directors
Terry Lee Brubaker (66)*	Vice Chairman,	Term expires at	Vice Chairman and	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Chief Operating Officer and Secretary	2012 Annual Meeting. Director since 2001.	Chief Operating Officer of the Company since 2004, of Gladstone Commercial Corporation since 2004, and of Gladstone Investment Corporation since 2005. President and Chief Operating Officer of the Company from 2001 to 2004, and of Gladstone Commercial Corporation from 2003 to 2004. Vice Chairman, Chief Operating Officer and a Director of our Adviser.	Commercial Corporation; Gladstone Investment Corporation
David A.R. Dullum (61)*	Director	Term expires at	Senior Managing	Gladstone
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		2012 Annual Meeting. Director since 2001.	Director of our Adviser since February 2008. Served as Partner of New England Partners, a venture capital firm, from 1995 through mid-2009.	Commercial Corporation; Gladstone Investment Corporation

Executive Officers Who Are Not Directors

Name, Address, Age	Position(s) Held With Company	Term of Office and Length of Term Served	Principal Occupation(s) During the Past Five Years
Gresford Gray (36)	Chief Financial	Executive Officer	Chief Financial Officer since 2008.
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102	Officer	since 2008.	Director of Financial Reporting and Analysis for Alion Science and Technology, Inc. from July 2006 to March 2008. May 2002 to June 2006, employed by Allied Defense Group, Inc., where he held various positions, including Corporate Controller and Corporate Secretary.
Gary Gerson (45)	Treasurer	Executive Officer	Treasurer since 2006. Treasurer of
Gladstone Capital Corporation 1521 Westbranch Drive Suite 200 McLean, Virginia 22102		since 2006.	Gladstone Investment Corporation, Gladstone Commercial Corporation, and our Adviser since 2006. Assistant Vice President of Finance at the Bozzuto Group, a real estate developer, manager and owner, from 2004-2006. Director, Finance, at PG&E National Energy Group from 2000-2004.

*
Messrs. Gladstone, Brubaker, Stelljes and Dullum are interested persons of Gladstone Capital Corporation, within the meaning of the 1940 Act, due to their positions as our officers or as officers of our Adviser, or both.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR
OF EACH NAMED NOMINEE FOR DIRECTOR.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

        As required under the NASDAQ Stock Market ("NASDAQ") listing standards, our Board of Directors annually determines each director's independence, and continually assesses the independence of each of the directors throughout the year. The NASDAQ listing standards provide that a director of a business development company is considered to be independent if he or she is not an "interested person" of ours, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an "interested person" to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with us.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable NASDAQ listing standards: Messrs. Adelgren, Coulon, Mead, Outland, Parker and Ms. English. In making this determination, the Board found that none of the independent directors or director nominees had a material or other disqualifying relationship with us. Mr. Gladstone, the Chairman of our Board of Directors and Chief

Executive Officer, Mr. Brubaker, our Vice Chairman, Chief Operating Officer and Secretary, Mr. Stelljes, our President and Chief Investment Officer, and Mr. Dullum, a Senior Managing Director of our Advisor, are not independent directors by virtue of their positions as officers of the Company or our Adviser or their employment by our Adviser.

        The Board of Directors met four times during the last fiscal year. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member.

        As required under applicable NASDAQ listing standards, which require regularly scheduled meetings of independent directors, our independent directors met four times during fiscal 2009 in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

        Our Board of Directors has four committees: an Audit Committee, a Compensation Committee, an Executive Committee and an Ethics, Nominating and Corporate Governance Committee. The following table shows the current composition of each of the committees of our Board of Directors:

Name	Audit	Compensation	Executive	Ethics, Nominating and Corporate Governance
Paul W. Adelgren**				*X
Terry Lee Brubaker			X
Maurice W. Coulon		*X		X
Michela A. English	X
David Gladstone			*X
Gerard Mead	X	X
John H. Outland		X
Anthony W. Parker	*X		X

*
Committee Chairperson

**
Lead Independent Director

        Below is a description of each committee of our Board of Directors. All committees other than the Executive Committee have the authority to engage legal counsel or other experts or consultants, as they deem appropriate to carry out their responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us (other than with respect to the Executive Committee, for which there are no applicable independence requirements).

  The Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firms; determines and approves the engagement of the independent registered public accounting firms; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." During fiscal 2009, the Audit Committee was comprised of Messrs. Parker (Chairman) and Mead and Ms. English. Messrs. Adelgren, Coulon and Outland served as alternate members of the Audit Committee during the fiscal year ended September 30, 2009. Alternate members of the Audit Committee serve and participate in meetings of the Audit Committee only in the event of an absence of a regular member of the Audit Committee. The Audit Committee met eight times during the last fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on our website at www.gladstonecapital.com.

        Our Board of Directors reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members and alternate members of our Audit Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). No members of the Audit Committee received any compensation from us during the last fiscal year other than directors' fees. The Board of Directors has also determined that each member (including alternate members) of the Audit Committee qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of the members' level of knowledge and experience based on a number of factors, including formal education and experience. The Board has also unanimously determined that all Audit Committee members and alternate members are financially literate under current NASDAQ rules and that at least one member has financial management expertise. Messrs. Mead and Parker and Ms. English also serve on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. Our Audit Committee's alternate members, Messrs. Adelgren, Coulon and Outland, also serve as alternate members on the audit committees of Gladstone Commercial Corporation and Gladstone Investment Corporation. The Board of Directors has determined that this simultaneous service does not impair the respective directors' ability to effectively serve on our Audit Committee.

 Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, with and without management present. The Audit Committee included in its review results of the independent registered public accounting firm's examinations, the Company's internal controls, and the quality of the Company's financial reporting. The Audit Committee also reviewed the Company's procedures and internal control processes designed to ensure full, fair and adequate financial reporting and disclosures, including procedures for certifications by the Company's chief executive officer and chief financial officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission. The Audit Committee further reviewed with the independent registered public accounting firm their opinion on the effectiveness of the internal control over financial reporting of the Company. The Audit Committee is satisfied that the Company's internal control system is adequate and that the Company employs appropriate accounting procedures.

        The Audit Committee also has discussed with PricewaterhouseCoopers LLP matters relating to the independent registered public accounting firm's judgments about the quality, as well as the acceptability, of the Company's accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm under the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered accounting firm's independence. The Audit Committee discussed and reviewed with PricewaterhouseCoopers LLP the Company's critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PricewaterhouseCoopers LLP's audits and all fees paid to PricewaterhouseCoopers LLP during the fiscal year. The Audit Committee adopted guidelines requiring review and pre-approval by the Audit Committee of audit and non-audit services performed by PricewaterhouseCoopers LLP for the Company. The Audit Committee has reviewed and considered the compatibility of PricewaterhouseCoopers LLP's performance of non-audit services with the maintenance of PricewaterhouseCoopers' independence as the Company's independent registered public accounting firm.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has engaged PricewaterhouseCoopers LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010.

                        Submitted by the Audit Committee
                        Anthony W. Parker, Chairperson
                        Michela A. English
                        Gerard Mead

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

  Compensation Committee

        The Compensation Committee operates pursuant to a written charter that is available to stockholders on our website at www.gladstonecapital.com. The Compensation Committee conducts periodic reviews of our investment advisory and management agreement with our Adviser (the "Advisory Agreement") and our administration agreement (the "Administration Agreement") with our Administrator to evaluate whether the fees paid to our Adviser and our Administrator under the agreements are in the best interests of us and our stockholders. The committee considers in such periodic reviews, among other things, whether the salaries and bonuses paid to our executive officers by our Adviser and our Administrator are consistent with our compensation philosophies, whether the performance of our Adviser and our Administrator are reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory and Administration Agreements are being satisfactorily performed. The Compensation Committee also reviews with management our Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings. During the last fiscal year, the Compensation Committee was comprised of Messrs. Coulon (Chairperson), Outland and Mead. Messrs. Adelgren and Parker and Ms. English served as alternate members of the Compensation Committee. Alternate members of the Compensation Committee serve and participate in meetings of the Compensation Committee only in the event of an absence of a regular member of the Compensation Committee. The Compensation Committee met four times during the last fiscal year.

  Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, the Compensation Committee consisted of Messrs. Coulon, Outland and Mead, and Messrs. Adelgren and Parker and Ms. English served as alternate members of the Compensation Committee. None of Messrs. Coulon, Outland, Mead, Adelgren, Parker or Ms. English is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity any of whose executive officers served on our Compensation Committee.

Report of the Compensation Committee of the Board of Directors(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

                        Submitted by the Compensation Committee
                        Maurice W. Coulon, Chairperson
                        John H. Outland
                        Gerard Mead

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or the 1934 Act, other than our Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

  The Ethics, Nominating and Corporate Governance Committee

        The Ethics, Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing our corporate governance principles. Our Ethics, Nominating and Corporate Governance Committee charter can be found on our website at www.gladstonecapital.com. Membership of the Ethics, Nominating and Corporate Governance Committee is comprised of Messrs. Adelgren (Chairperson) and Coulon. Messrs. Outland, Mead and Parker and Ms. English served as alternate members of the committee during the fiscal year ended September 30, 2009. Alternate members of the Ethics, Nominating and Corporate Governance Committee serve and participate in meetings of the committee only in the event of an absence of a regular member of the committee. Each member of the Ethics, Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Ethics, Nominating and Corporate Governance Committee met four times during the last fiscal year.

  Qualifications for Director Candidates

        The Ethics, Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Ethics, Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Ethics, Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Ethics, Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given our current needs and the current needs of the Board, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Ethics, Nominating and Corporate Governance Committee reviews such directors' overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Ethics, Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Ethics, Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Ethics, Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Ethics, Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Ethics, Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

  Stockholder Recommendation of Director Candidates to the Ethics, Nominating and Corporate Governance Committee

        The Ethics, Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Ethics, Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Ethics, Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Ethics, Nominating and Corporate Governance Committee at the address set forth on the cover page of this proxy statement. Recommendations for individuals to be considered for nomination at the 2011 Annual Meeting must be received by August 14, 2010. Recommendations received after August 14, 2010 will be considered for nomination at the 2012 Annual Meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Ethics, Nominating and Corporate Governance Committee has not received or rejected a timely director nominee proposal from a stockholder or stockholders holding more than 5% of our voting stock.

  Stockholder Communications with the Board of Directors

        Our Board has adopted a formal process by which our stockholders may communicate with the Board or any of our directors. Persons interested in communicating their concerns or issues may address correspondence to the Board of Directors, to a particular director, or to the independent directors generally, in care of Gladstone Capital Corporation, Attention: Investor Relations, at 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102. This information is also contained on our website at www.gladstonecapital.com.

  Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our officers and directors and to the employees of our Adviser and our Administrator. The Ethics, Nominating and Corporate Governance Committee reviews, approves and recommends to our Board of Directors any changes to the Code of Business Conduct and Ethics. It also reviews any violations of the Code of Ethics and makes recommendations to the Board of Directors on those violations. The Code of Business Conduct and Ethics is available on our website at www.gladstonecapital.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

  The Executive Committee

        The Executive Committee, which is comprised of Messrs. Gladstone (Chairman), Brubaker and Parker, has the authority to exercise all powers of our Board of Directors except for actions that must be taken by a majority of independent directors or the full Board of Directors under applicable rules and regulations. The Executive Committee met one time during the last fiscal year.

 PROPOSAL 2

TO AUTHORIZE US TO ISSUE AND SELL SHARES OF OUR COMMON STOCK AT A PRICE
BELOW OUR THEN CURRENT NET ASSET VALUE PER SHARE

Stockholder Authorization

        The 1940 Act generally prohibits us, as a business development company ("BDC") from issuing and selling shares of our common stock at a price below the then current net asset value per share of our stock, with certain exceptions. One such exception would permit us to issue and sell shares of our common stock at a price below net asset value per share at the time of sale if our stockholders approve a sale below net asset value per share within the one year period immediately prior to any such sale, provided that our Board of Directors makes certain determinations prior to any such sale.

        Accordingly, we are seeking the approval of our stockholders so that we may, in one or more public or private offerings, issue and sell shares of our common stock at a price below our then current net asset value per share, subject to certain conditions discussed below. If approved, the authorization would be effective for a period expiring on the first anniversary of the date of the stockholders' approval of this proposal and would permit us to engage in such transactions at various times within that period, subject to further approval from our Board.

        Generally, common stock offerings are priced based on the market prices of the outstanding shares of common stock. Because over the last year our common stock has consistently, and at times significantly, traded at a market price below net asset value per share, stockholder approval would permit us to issue and sell shares of our common stock in accordance with pricing standards that market conditions generally require. If stockholders approve this proposal, we should have greater flexibility in taking advantage of changing market and financial conditions in connection with an equity offering. As of the date of this proxy statement, the Board has approved an offering of this type in principle, but has not approved the terms of a specific offering, nor does it have any immediate plans to do so.

Reasons to Issue and Sell Common Stock Below Net Asset Value

        We believe that market conditions will continue to provide opportunities to invest new capital at potentially attractive returns. Over the past year, U.S. credit markets, including many lending institutions, have experienced significant difficulties resulting in large part from the default in payments on sub-prime residential mortgages and concerns generally about the decline in the U.S. economy. This has contributed to significant stock price volatility for capital providers such as our company and has made access to capital more challenging for many smaller businesses. However, the change in credit market conditions also has had beneficial effects for capital providers like us because small business are selling for lower prices, and are generally willing to pay higher interest rates and accept more contractual terms that are more favorable to us in their investment agreements. Accordingly, for firms that continue to have access to capital, we believe that the current environment should provide investment opportunities on more favorable terms than have been available in periods of stronger capital markets. Our ability to take advantage of these opportunities is dependent upon our access to equity capital.

        As a BDC and a regulated investment company ("RIC") for tax purposes, we are dependent on our ability to raise capital through the issuance of common stock. RICs generally must distribute substantially all of their earnings to stockholders as dividends in order to achieve pass-through tax treatment, which prevents us from using those earnings to support new investments. Further, BDCs must maintain a debt to equity ratio of less than one dollar of debt per one dollar of equity, which requires us to finance our investments with at least as much equity as debt in the aggregate. We maintain sources of liquidity through a portfolio of liquid assets and other means but generally attempt to remain close to fully invested and do not hold substantial cash for the purpose of making new investments. Therefore, to continue to build our investment portfolio, and thereby have the ability to support the maintenance of our dividends, we endeavor to maintain consistent access to capital through the public and private equity markets enabling us to take advantage of investment opportunities as they arise.

        The following table lists, for each quarter of the last three fiscal years, the high and low closing sales prices for our common stock and the sales price as a percentage of net asset value. On December 2, 2009, the last reported closing sale price of our common stock was $7.78 per share.

		Closing Price
				Premium/(Discount) of High Closing Price to NAV(2)	Premium/(Discount) of Low Closing Price to NAV(2)
	NAV(1)	High	Low
Fiscal Year ended September 30, 2007
First Quarter	$13.88	$25.21	$21.96	82%	58%
Second Quarter	$13.82	$24.24	$21.24	75%	54%
Third Quarter	$15.11	$24.60	$21.44	63%	42%
Fourth Quarter	$14.97	$21.66	$17.94	45%	20%
Fiscal Year ended September 30, 2008
First Quarter	$15.08	$20.62	$17.01	37%	13%
Second Quarter	$14.27	$19.22	$16.25	35%	14%
Third Quarter	$13.97	$19.31	$15.24	38%	9%
Fourth Quarter	$12.89	$18.65	$12.91	45%	.2%
Fiscal Year ended September 30, 2009
First Quarter	$12.04	$15.38	$5.50	28%	(54)%
Second Quarter	$12.10	$10.28	$5.01	(15)%	(59)%
Third Quarter	$11.86	$7.80	$5.49	(34)%	(54)%
Fourth Quarter	$11.81	$10.40	$7.17	(12)%	(39)%

(1)
Net asset value per share is determined as of the last day in the relevant quarter and, therefore, may not reflect the net asset value per share on the date of the high and low closing sales prices. The per share net asset values shown are based on outstanding shares at the end of each period.

(2)
Calculated as the difference between the net asset value per share and the respective high or low closing price, divided by net asset value per share.

        The current volatility in the credit market and the uncertainty surrounding the U.S. economy has led to significant stock market fluctuations, particularly with respect to the stock of financial services companies like our company. During times of increased price volatility, our common stock may be more likely to trade at a price below its net asset value per share, which is not uncommon for BDCs like us. As noted above, however, the current market dislocation has created, and we believe will continue to create, favorable opportunities to invest in small businesses, including opportunities that we believe may increase net asset value over the longer-term, even if financed with the issuance of common stock below net asset value per share. We expect that attractive investment opportunities will require us to make an investment commitment quickly. Because we generally attempt to remain fully invested and do not intend to maintain cash for the purpose of making these investments, we may be unable to capitalize on investment opportunities presented to us unless we are able to quickly raise capital. We believe that stockholder approval of the proposal to issue and sell shares below net asset value per share subject to the conditions detailed below will provide us with the flexibility to invest in such opportunities.

        The Board of Directors believes that having the flexibility to issue and sell our common stock below net asset value per share in certain instances is in the best interests of stockholders. If we are unable to access the capital markets as attractive investment opportunities arise, our ability to grow over time and continue to pay steady or increasing dividends to stockholders could be adversely affected. It could also have the effect of forcing us to sell assets that we would not otherwise sell, and such sales could occur at times that are disadvantageous to sell. The Board also believes that increasing our assets will lower our expense ratio by spreading our fixed costs over a larger asset base. The issuance and sale of additional common stock might also enhance the liquidity of our common stock on the NASDAQ Global Select Market. Additionally, while it is possible for a BDC to sell its shares through a transferable rights offering at a price that is below net asset value per share, such offerings may ultimately be at a discount greater than in an offering of our shares at a market price below our net asset value per share, thus we believe that having the ability to issue and sell our common stock below net asset value per share in accordance with the terms of this proposal would, in many instances, be preferable to such an issuance pursuant to a transferable rights offering.

Example of Dilutive Effect of the Issuance of Shares Below Net Asset Value

        Company XYZ has 1,000,000 total shares outstanding, $15,000,000 in total assets and $5,000,000 in total liabilities. The net asset value ("NAV"), of the common stock of Company XYZ is $10.00.

        The following table illustrates the reduction to NAV and the dilution experienced by Stockholder A following the sale of 40,000 shares of the common stock of Company XYZ at $9.50 per share, a price below its then current NAV.

	Prior to Sale Below NAV	Following Sale Below NAV		Percentage Change
Reduction to NAV
Total Shares Outstanding	1,000,000	1,040,000		4.0%
NAV	$10.00	$9.98		(0.2)%
Dilution to Stockholder A
Shares Held by Stockholder A	10,000	10,000	(1)	—
Percentage Held by Stockholder A	1.00%	0.96%		(3.8)%
Total Interest of Stockholder A	$100,000	$99,808		(0.2)%

(1)
Assumes that Stockholder A does not purchase additional shares in the equity offering of shares below net asset value.

Conditions to Sales Below Net Asset Value

        If this proposal is approved, we would not issue and sell our common stock below its per share net asset value unless our Board concludes that there are attractive near-term investment opportunities that it reasonably believes will lead to a long-term increase in net asset value. In determining whether or not to issue and sell additional shares of our common stock at a price below the net asset value per share, the Board will have duties to act in the best interests of us and our stockholders. To the extent we issue and sell shares of our common stock below net asset value per share in a publicly registered transaction, our market capitalization and the amount of our publicly tradable common stock will increase, thus affording all common stockholders potentially greater liquidity in the market for our shares.

        If this proposal is approved, we will issue and sell shares of our common stock at a price below net asset value per share only if a majority of our directors who have no financial interest in the sale, and a majority of such directors who are not interested persons of ours, have determined in good faith that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount. This determination must be made in consultation with the underwriter or underwriters of the offering, if any, and as of a time immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such securities or immediately prior to the issuance and sale of such securities.

Key Stockholder Considerations

        Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance and sale of shares of our common stock at a price that is less than the net asset value per share, and should also consider the effect that the expenses associated with such issuance may have on the net asset value per outstanding share of our common stock. Any issuance and sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders. If shares of our common stock are issued at a price that is substantially below the net asset value per share, the dilution could be substantial. This dilution would include reduction in the net asset value per share as a result of the issuance of shares at a price below the net asset value per share and a proportionately greater decrease in a stockholder's interest in our earnings and assets, and in voting interests, than the increase in our assets resulting from such issuance. In addition, any payment of underwriting compensation could further increase the dilution. Our Board of Directors will consider the potential dilutive effect of the issuance of shares at a price below the net asset value per share when considering whether to authorize any such issuance. The 1940 Act establishes a connection between common share sale price and net asset value per share because, when stock is sold at a sale price below net asset value per share, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer.

Required Vote

        The affirmative vote of each of the following is required to approve this proposal: (1) a majority of our outstanding voting securities; and (2) a majority of our outstanding voting securities that are not held by affiliated persons of the Company. For purposes of this proposal, the 1940 Act defines a majority of the outstanding voting securities as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the annual meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company. Each abstention and broker non-vote will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

 PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm which will audit the Company's financial statements for the fiscal year ending September 30, 2010 and has further directed that management submit the selection of the independent auditors for ratification by the stockholders at the annual meeting. PwC has audited the Company's financial statements since its fiscal year ended September 30, 2003. Representatives of PwC are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as the Company's independent registered public accounting firm. However, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion and subject to approval by the Board of Directors in accordance with the 1940 Act, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the Audit Committee's selection of PwC as our independent registered public accounting firm. Abstentions will not be counted as votes cast for this proposal.

  Independent Registered Public Accounting Firm Fees

        The following table represents the aggregate amount of fees capitalized or expensed by us for the fiscal years ended September 30, 2008 and September 30, 2009 that were billed by PwC, our principal independent registered public accounting firm.

	2008	2009
Audit Fees(1)	$370,170	$323,464
Audit related Fees(1)	0	0
Tax Fees(2)	61,500	136,600
All Other Fees	0	0

Total	$431,670	$460,064

(1)
2008 Audit Fees include approximately $95,500 in fees billed in connection with the registration and sale of additional shares of the Company's common stock during the fiscal year ended September 30, 2008.

(2)
"Tax Fees" consist of fees for tax compliance and preparation services.

        All fees described above were approved by the Audit Committee. During the fiscal years ended September 30, 2008 and 2009, the aggregate non-audit fees billed by PwC for services rendered to our Adviser and any entity controlling, controlled by or under common control with our Adviser that provides ongoing services to us were $17,200 and $23,000, respectively. All of these fees were for professional services rendered to our Adviser for audit and tax services. The Audit Committee has considered whether, and believes that, the rendering of these services to our Adviser is compatible with maintaining the independent registered public accounting firm's independence.

  Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. The policy generally pre-approves specified services in the defined categories of audit services, audit related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services currently being provided by PwC is compatible with maintaining the independent registered public accounting firm's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of November 30, 2009 by: (i) each director and nominee for director; (ii) each of our executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1521 Westbranch Drive, Suite 200, McLean, VA 22102.

	Beneficial Ownership(1)
Name and Address	Number of Shares	Percent of Total	Dollar Range of Equity Securities of the Company Owned by Directors(2)	Aggregate Dollar Range of Equity Securities of all Funds Overseen by Directors in Family of Investment Companies(2)(3)
Executive Officers and Directors:
David Gladstone	1,075,687	5%	Over $100,000	Over $100,000
Terry Lee Brubaker(4)	196,640	1%	Over $100,000	Over $100,000
George Stelljes III	14,093	*	Over $100,000	Over $100,000
Gresford Gray	0	*	None	None
Gary Gerson	150	*	$1,000–$90,000	$1,000–$10,000
Anthony W. Parker	5,637	*	$10,001–$50,000	Over $100,000
David A.R. Dullum(5)	4,000	*	$10,001–$50,000	Over $100,000
Michela A. English	2,500	*	$10,001–$50,000	$50,001–$100,000
Paul Adelgren	2,055	*	$10,001–$50,000	$50,001–$100,000
Maurice Coulon	0	*	None	$10,001–$50,000
John H. Outland	1,218	*	$1,000–$10,000	$10,001–$50,000
Gerard Mead	2,628	*	$10,001–$50,000	Over $100,000
All executive officers and directors as a group (12 persons)	1,304,608	6%	N/A	N/A

*
Less than 1%

(1)
This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,087,574 shares outstanding on November 30, 2009.

(2)
Ownership calculated in accordance with Rule 16a-1(a)(2) of the 1934 Act.

(3)
Each of our directors and executive officers, other than Mr. Gray, is also a director or executive officer, or both, of Gladstone Investment Corporation, our affiliate and a business development company, and Gladstone Commercial Corporation, our affiliate and a real estate investment trust, each of which is also externally managed by our Adviser.

(4)
Includes 75,114 shares owned by Mr. Brubaker's spouse with respect to which Mr. Brubaker disclaims beneficial ownership.

(5)
Includes 2,000 shares owned by Mr. Dullum's spouse with respect to which Mr. Dullum disclaims beneficial ownership.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

        Our chief executive officer, chief operating officer, chief investment officer, chief financial officer and treasurer are salaried employees of either our Adviser or our Administrator, which are affiliates of ours. Our Adviser and Administrator pay the salaries and other employee benefits of the persons in their respective organizations that render services for us. These services have been and continue to be provided pursuant to the terms of the Advisory Agreement and the Administration Agreement, as applicable.

Compensation Philosophy

        For our long-term success and enhancement of long-term stockholder value, we depend on the management and analytical abilities of our executive officers, who are employees of, and are compensated by, our Adviser and Administrator. During the last fiscal year, we implemented our philosophies of attracting, retaining and rewarding executive officers and others who contribute to our long-term success and motivating them to enhance stockholder value through our Compensation Committee's oversight of our Adviser's compensation practices under the terms of the Advisory Agreement. The key elements of our compensation philosophy include:

  •
  ensuring that base salary paid to our executive officers is competitive with other leading companies with which we compete for talented investment professionals;

  •
  ensuring that bonuses paid to our executive officers are sufficient to provide motivation to achieve our principal business and investment goals and to bring total compensation to competitive levels; and

  •
  providing incentives to ensure that our executive officers are motivated over the long term to achieve our business and investment objectives.

  Base Salary and Bonuses

        During the fiscal year ended September 30, 2009, the Compensation Committee fulfilled its oversight role by reviewing the Advisory Agreement to determine whether the fees paid to our Adviser were in the best interests of the stockholders. The Compensation Committee has also reviewed the performance of our Adviser to determine whether the compensation paid to our executive officers was reasonable in relation to the nature and quality of services performed and whether the provisions of the Advisory Agreement were being satisfactorily performed. Specifically, the committee considered factors such as:

  •
  the pay practices of our Adviser in relation to those of leading financial services companies with which our Adviser competes to attract and retain talented investment professionals;

  •
  the amount of the fees paid to our Adviser in relation to our size and the composition and performance of our investments;

  •
  our Adviser's ability to hire, train, supervise and manage new employees as needed to effectively manage our future growth;

  •
  the success of our Adviser in generating appropriate investment opportunities;

  •
  rates charged to other investment entities by advisers performing similar services;

  •
  additional revenues realized by our Adviser and its affiliates through their relationship with us, whether paid by us or by others with whom we do business;

  •
  the value of our assets each quarter;

  •
  the quality and extent of service and advice furnished by our Adviser;

  •
  the quality of our portfolio relative to the investments generated by our Adviser for its other clients; and

  •
  the extent to which our Adviser's performance helped us to achieve our principal business and investment objectives of generating income for our stockholders in the form of quarterly cash distributions that grow over time and increasing the value of our common stock.

        The Compensation Committee's oversight role also includes review of the above described factors with regard to the compensation of the employees of our Administrator, including our chief financial officer and treasurer, and our Administrator's performance under the Administration Agreement. The Board may, pursuant to the terms of each of the Advisory and Administration Agreements, terminate either of the agreements at any time and without penalty, upon sixty days' prior written notice to our Adviser or our Administrator, as applicable. In the event of an unfavorable periodic review of the performance of our Adviser or our Administrator in accordance with the criteria set forth above, the Compensation Committee would provide a report to the Board of its findings and provide suggestions of remedial measures, if any, to be sought from our Adviser or our Administrator, as applicable. If such recommendations are, in the future, made by the Compensation Committee and are not implemented to the satisfaction of the Compensation Committee, it may recommend exercise of our termination rights under the Advisory Agreement or Administration Agreement.

  Long-Term Incentives

        The Compensation Committee believes that the incentive structure provided for under the Advisory Agreement is an effective means of creating long-term stockholder value and promoting executive retention.

        In addition to a base management fee, the Advisory Agreement includes incentive fees that we pay to our Adviser if our performance reaches certain benchmarks. These incentive fees are intended to provide an additional incentive for our Adviser to achieve targeted levels of net investment income and to increase distributions to our stockholders. The incentive fee consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the "hurdle rate"). We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

        The second part of the incentive fee is a capital gains-based incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

        Income realized by our Adviser from any such incentive fees will be paid by our Adviser to eligible employees in amounts based on their respective contributions to our success in meeting our goals. This incentive compensation structure is designed to create a direct relationship between the compensation of our executive officers and other employees of our Adviser and the income and capital gains realized by us as a result of their efforts on our behalf. We believe that this structure rewards our executive officers and other employees of our Adviser for the accomplishment of long-term goals consistent with the interests of our stockholders.

  Personal Benefits Policies

        Our executive officers are not entitled to operate under different standards than other employees of our Adviser and our Administrator who work on our behalf. Our Adviser and Administrator do not have programs for providing personal benefit perquisites to executive officers, such as permanent lodging, personal use of company vehicles, or defraying the cost of personal entertainment or family travel. Our Adviser's and Administrator's health care and other insurance programs are the same for all of its eligible employees, including our executive officers. We expect our executive officers to be exemplars under our Code of Business Conduct and Ethics, which is applicable to all employees of our Adviser and Administrator who work on our behalf.

Executive Compensation

        None of our executive officers receive direct compensation from us. We do not currently have any employees and do not expect to have any employees in the foreseeable future. The services necessary for the operation of our business are provided to us by our officers and the other employees of our Adviser and Administrator, pursuant to the terms of the Advisory and Administration Agreements, respectively. Mr. Gladstone, our chairman and chief executive officer, Mr. Brubaker, our vice chairman, chief operating officer and secretary, and Mr. Stelljes, our president and chief investment officer, are all employees of and compensated directly by our Adviser. Mr. Gray, our chief financial officer, and Mr. Gerson, our treasurer, are employees of our Administrator. Under the Administration Agreement, we reimburse our Administrator for our allocable portion of the salaries of Mr. Gerson, our treasurer, and Mr. Gray, our chief financial officer. During our last fiscal year, our allocable portion of Mr. Gray's compensation paid by our Administrator was: $50,161 of Mr. Gray's salary, $6,692 of his bonus, and $8,483 of the cost of his benefits.

  Employment Agreements

        Because our executive officers are employees of our Adviser and our Administrator, we do not pay cash compensation to them directly in return for their services to us and we do not have employment agreements with any of our executive officers. Pursuant to the terms of the Administration Agreement, we make payments equal to our allocable portion of our Administrator's overhead expenses in performing its obligations under the Administration Agreement including, but not limited to, our allocable portion of the salaries and benefits expenses of our chief financial officer and treasurer. For additional information regarding this arrangement, see "Certain Transactions."

  Equity, Post-Employment, Non-Qualified Deferred and Change-In-Control Compensation

        We do not offer stock options, any other form of equity compensation, pension benefits, non-qualified deferred compensation benefits, or termination or change-in-control payments to any of our executive officers.

Conclusion

        We believe that the elements of the Adviser's and the Administrator's compensation programs individually and in the aggregate strongly support and reflect the strategic priorities on which we have based our compensation philosophy. Through the incentive structure of the Advisory Agreement described above, a significant portion of their compensation programs have been, and continue to be contingent on our performance, and realization of benefits is closely linked to increases in long-term stockholder value. We remain committed to this philosophy of paying for performance that increases stockholder value. The Compensation Committee will continue its work to ensure that this commitment is reflected in a total executive compensation program that enables the Adviser and the Administrator to remain competitive in the market for talented executives.

Director Compensation

        The following table shows for the fiscal year ended September 30, 2009 certain information with respect to the compensation of all our non-employee directors:

DIRECTOR COMPENSATION FOR FISCAL 2009

Name	Fees Earned or Paid in Cash ($)	Total ($)
Paul W. Adelgren	$29,000	$29,000
Maurice W. Coulon	$30,000	$30,000
Michela A. English	$32,000	$32,000
Gerard Mead	$33,000	$33,000
John H. Outland	$28,000	$28,000
Anthony W. Parker	$35,500	$35,500

        As compensation for serving on our Board of Directors, each of our independent directors receives an annual fee of $20,000, an additional $1,000 for each Board of Directors meeting attended, and an additional $1,000 for each committee meeting attended if such committee meeting takes place on a day other than when the full Board of Directors meets. In addition, the chairperson of the Audit Committee receives an annual fee of $3,000, and the chairpersons of each of the Compensation and Ethics, Nominating and Corporate Governance committees receive annual fees of $1,000 for their additional services in these capacities. We also reimburse our directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

        We have also adopted the Joint Directors Nonqualified Excess Plan of Gladstone Investment Corporation, Gladstone Capital Corporation and Gladstone Commercial Corporation (the "Deferred Compensation Plan"). The Deferred Compensation Plan provides our non-employee directors with the opportunity to voluntarily defer director fees on a pre-tax basis, and to invest such deferred amounts in self-directed investment accounts. The Deferred Compensation Plan does not allow us to make discretionary contributions to the account of any director.

        We do not pay any compensation to directors who also serve as our officers, or as officers or directors of our Adviser or our Administrator, in consideration for their Board or committee service to us. Our Board of Directors may change the compensation of our independent directors in its discretion. None of our independent directors received any compensation from us during the fiscal year ended September 30, 2009 other than for Board of Directors or committee service and meeting fees.

 CERTAIN TRANSACTIONS

Advisory and Administration Agreements

        Under the Advisory Agreement, our Adviser is responsible for our day-to-day operations and administration, record keeping and regulatory compliance functions. Specifically, these responsibilities included identifying, evaluating, negotiating and consummating all investment transactions consistent with our investment objectives and criteria; providing us with all required records and regular reports to our Board of Directors concerning our Adviser's efforts on our behalf; and maintaining compliance with all regulatory requirements applicable to us. The base management fee under the Advisory Agreement is assessed at an annual rate of 2.0% computed on the basis of the average value of our gross assets at the end of the two most recently completed quarters, which are total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings. The Advisory Agreement also provides for an incentive fee, which consists of two parts: an income-based incentive fee and a capital gains-based incentive fee. The income-based incentive fee rewards our Adviser if our quarterly net investment income (before giving effect to any incentive fee) exceeds 1.75% of our net assets (the "hurdle rate"). We pay our Adviser an income-based incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

  •
  no incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate (7% annualized);

  •
  100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

  •
  20% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

        The second part of the incentive fee is a capital gains-based incentive fee that is determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains as of the end of the fiscal year. In determining the capital gains-based incentive fee payable to our Adviser, we calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since our inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in our portfolio.

        Under the Administration Agreement, we pay separately for administrative services, which payments are equal to our allocable portion of our Administrator's overhead expenses in performing its obligations under the Administration Agreement, including rent for the space occupied by our Administrator, and our allocable portion of the salaries, bonuses, and benefits expenses of our chief financial officer, treasurer, chief compliance officer, internal counsel and controller and their respective staffs.

        Our Adviser is controlled by David Gladstone, the chairman of our Board of Directors and our chief executive officer. Mr. Gladstone is also the chairman of the Board of Directors and chief executive officer of our Adviser. Terry Lee Brubaker, our vice chairman, chief operating officer, secretary and director, is a member of the Board of Directors of our Adviser and its vice chairman, chief operating officer and secretary. George Stelljes III, our president and chief investment officer, is also a member of the Board of Directors of our Adviser and its president and chief investment officer. Gary Gerson, our treasurer, is also treasurer of our Adviser.

        During the fiscal year ended September 30, 2009, we paid total fees of approximately $1,651,000 to our Adviser under the Advisory Agreement and approximately $872,000 to our Administrator under the Administration Agreement.

Loan Servicing Agreement

        Our Adviser services our loan portfolio pursuant to a loan servicing agreement with our wholly owned subsidiary, Gladstone Business Investment, LLC ("Business Investment") in return for a 1.5% annual fee, based on the monthly aggregate outstanding loan balance of the loans pledged under our credit facility. Loan servicing fees paid to our Adviser under this agreement directly reduce the amount of fees payable under the Advisory Agreement. Loan servicing fees of approximately $5,620,000 were incurred for the fiscal year ended September 30, 2009, all of which were directly credited against the amount of the base management fee due to our Adviser under the Advisory Agreement.

Loans

        At September 30, 2009, we had loans outstanding in the principal amounts of $5,900,010 to Mr. Gladstone and $1,400,010 to Mr. Brubaker, each of whom is an executive officer of ours. These loans were extended in connection with the exercise of stock options by each of the executive officers under our former Amended and Restated 2001 Equity Incentive Plan, as amended, which was terminated on September 30, 2006 (the "2001 Plan"). Each of these loans is evidenced by a full recourse promissory note secured by the shares of common stock purchased upon the exercise of the options. The interest rate on each of the loans is 4.9% per annum. Interest is due quarterly and each of the executive officers has made each of his quarterly interest payments to date. The outstanding principal amount of each loan is due and payable in cash on August 23, 2010. The Sarbanes-Oxley Act of 2002 prohibits us from making loans to our executive officers, although certain loans outstanding prior to July 30, 2002, including the promissory notes we have received from Messrs. Gladstone and Brubaker, were expressly exempted from this prohibition. In addition, these loans meet the requirements set forth in Section 57(j) of the 1940 Act.

        Also at September 30, 2009, we had two loans outstanding in the principal amounts of $275,010 and $474,990, respectively, to Laura Gladstone, a managing director of ours and the daughter of our chief executive officer, Mr. Gladstone. These loans were extended in connection with the exercise of stock options under the 2001 Plan by Ms. Gladstone, and were made on terms available to all eligible participants of the 2001 Plan. The interest rates on the loans are 4.9% and 8.26%, respectively, and the outstanding principal amounts of each loan are due and payable in cash on August 23, 2010 and July 13, 2015, respectively. Mr. Gladstone has not received, nor will he receive in the future, any direct or indirect benefit from these loans. On July 9, 2008, our Board also voted to require Messrs. Gladstone and Brubaker and Ms. Gladstone to post additional collateral for each of these loans to satisfy the requirement of the 1940 Act that the loans be fully collateralized at all times, which collateral was subsequently posted by Messrs. Gladstone and Brubaker and Ms. Gladstone.

Indemnification

        In our certificate of incorporation and bylaws, we have agreed to indemnify certain officers and directors by providing, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, to the fullest extent permitted under Maryland law and our bylaws. Notwithstanding the foregoing, the indemnification provisions shall not protect any officer or director from liability to us or our stockholders as a result of any action that would constitute willful misfeasance, bad faith or gross negligence in the performance of such officer's or director's duties, or reckless disregard of his or her obligations and duties.

        Each of the Advisory and Administration Agreements provide that, absent willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their duties and obligations (as the same may be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder), our Adviser, our Administrator and their respective officers, managers, agents, employees, controlling persons, members and any other person or entity affiliated with them are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) arising from the rendering of our Adviser's or Administrator's services under the Advisory or Administration Agreements or otherwise as an investment adviser of ours.

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Gladstone Capital Corporation stockholders will be "householding" our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please notify your broker. Direct your written request to Investor Relations at 1521 Westbranch Drive, Suite 200, McLean, Virginia, 22102 or call our toll-free investor relations line at 1-866-366-5745. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Terry L. Brubaker Secretary

December 18, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date GLADSTONE CAPITAL CORPORATION M18357-P85712 For Against Abstain Please indicate if you plan to attend this meeting. For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. 0 0 0 0 0 0 0 0 0 0 0 0 Yes No 0 0 0 0 0 0 2. To approve a proposal to authorize us to issue and sell shares of our common stock at a price below our then current net asset value per share. 1a. Paul Adelgren 1. To elect three directors to hold office until the 2013 Annual Meeting of Stockholders. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors recommends you vote FOR the following proposal(s): GLADSTONE CAPITAL CORPORATION 1521 WESTBRANCH DRIVE SUITE 200 MCLEAN, VA 22102 1b. John H. Outland 1c. David Gladstone Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 3. To ratify the Audit Committee of the Board of Directors' selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2010.

GLADSTONE CAPITAL CORPORATION PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2010 The undersigned hereby appoints Gresford Gray and George Stelljes III, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Hilton McLean Tyson's Corner at 7920 Jones Branch Drive, McLean, VA 22102, on Thursday, February 18, 2010 at 11 :00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions designated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1, in favor of Proposal 2 and in favor of Proposal 3, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M18358-P85712 Continued and to be signed on reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2010
PROXY STATEMENT FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS To Be Held On February 18, 2010
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF EACH NAMED NOMINEE FOR DIRECTOR. INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Report of the Audit Committee of the Board of Directors(1)
Report of the Compensation Committee of the Board of Directors(2)
PROPOSAL 2
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
DIRECTOR COMPENSATION FOR FISCAL 2009
CERTAIN TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS